RIO
                                      TINTO

Mr. Tore Birkeland
APAC Minerals Inc.
Suite 1208 808 Nelson Street
Vancouver, Canada

1 December, 1999
Ref:A99180.KHH

Dear Mr Birkeland

                                Letter Agreement


APAC Minerals Inc. and ARMINEX S.A. (collectively 'APAC") hereby grant to Rio Tinto Mining and Exploration Limited ("Rio Tinto") an exclusive right to enter into option arrangements to acquire an interest in one or more target areas within the prospect that Arminex S.A. holds in Rio Negro Province, Argentina known Los Menucos. The Los Menucos prospect area the ("Property") comprises the mineral rights listed in Schedule A,, their location is approximately shown on the map in Schedule B.

APAC Minerals Inc. and ARMINEX S.A. hereby undertake that the obligations and undertakings hereunder shall be fulfilled, as appropriate, either by APAC Minerals Inc. or by Arminex S.A.

Stage 1

Subject to completion of a separate share subscription agreement, to which a copy of this Letter Agreement shall be attached, an affiliate of Rio Tinto shall take a US$700,000 private placement of stock in APAC Minerals Inc. APAC will use the full US$700,000 proceeds of the private placement to fund exploration expenditures in the Initial Programme, as defined below, on the Property and shall use best efforts, with time of the essence, to complete the Initial Programme within an 8 month period commencing on the Closing Date (as defined in the share subscription agreement referred to above), this period shall be known as "Stage 1". As part of its US$700,000 exploration expenditures APAC shall include a management charge equal to 10% of direct exploration expenditures, in lieu of off-site overhead, administration and office expenses.

During Stage 1, APAC shall conduct and complete an exploration programme (the "Initial Programme") designed jointly by Rio Tinto and APAC but subject to final determination by Rio Tinto taking into reasonable consideration the views of APAC. The objective of the Initial Programme will be to test two known target areas, Puesto-Caltruna and Cuya-Aguadita, and possibly to identify others and to geographically define all target areas of interest to Rio Tinto within the Property.


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During  Stage 1 APAC will be manager and  operator  and Rio Tinto shall have the right to second a geologist to the programme, the salary cost of the seconded geologist shall be to Rio Tinto's account.

Performance of Operations. During Stage 1 APAC shall:

o Comply with all applicable laws, rules and regulations and shall carry out operations in a good, workmanlike and efficient manner in accordance with generally accepted international mining practice.

o No later than 5 days after the end of every second calendar month, provide Rio Tinto with reports showing in reasonable detail the work performed, the expenditures incurred and the results obtained in the preceding two months; expenditure reports shall be in such form and of such detail as is reasonably requested by Rio Tinto.

o Maintain accounts of expenditures in accordance with generally accepted accounting standards, any legislative and regulatory requirements.

o Immediately inform Rio Tinto of any occurrence or non occurrence that may affect the validity or good standing of the mineral rights comprising the Property.

o Immediately inform Rio Tinto of any adverse environmental, health, safety or community relations event or issue. If any such communication is verbal it shall as soon as possible thereafter, with time of the essence, be followed by a detailed written report of a standard acceptable to Rio Tinto.

No later than 45 days after the end of Stage 1, Rio Tinto shall have the exclusive right to elect to enter separate exclusive option agreements in respect of one or more target areas. Rio Tinto may exercise this right by giving written notice to APAC. In its notice Rio Tinto shall defined the geographic boundaries of the target area; if APAC disputes these boundaries the parties shall discuss in good faith to mutually agree the boundaries taking into consideration Rio Tinto's probable ability to operate a unitary mining and processing operation within the target area defined. The option arrangements shall be according to the terms set out below under the heading "Option Terms".

Option Terms

The terms set out below shall apply to any target area that Rio Tinto elects to option.

1. Rio Tinto shall have an exclusive option to acquire an initial 55% interest in the target area, exercisable at the sole election of Rio Tinto, by Rio Tinto making work expenditures of no less than US$2 million by the second anniversary of the option. The effective date of the option shall be the date of the notice given by Rio Tinto that it wishes to option a particular target area.

2. Upon Rio Tinto exercising its option and earning a 55% interest, APAC shall have the right to elect either: (a) that joint contributory joint venture arrangements are entered into between the parties in which Rio Tinto will have an initial 55% interest and APAC and initial 450m interest - the terms of the joint venture shall include the terms set out in

     Clause 8 below - or (b) to request that Rio Tinto continues sole funding future exploration costs through to no later than the sixth anniversary of the option in order to earn an additional 15% interest in the target area (to vest at a 70% interest in the target area) by spending an additional US$8 million or making a decision to develop a mine before completing expenditure of an additional US$8 million.

     If Rio Tinto completes spending an additional US$8 million before the sixth anniversary, but has not made a decision to develop a mine it shall have earned a vested interest of 70% and at that time APAC shall have the right to elect either: (a) that joint contributory joint venture arrangements are entered into between the parties in which Rio Tinto will have an initial 70% interest and APAC and initial 30% interest - the terms of the joint venture shall include the terms set out in Clause 8 below - or (b) to request that Rio Tinto continues sole funding future exploration costs through to no later than the sixth anniversary of the option in order to earn an additional 5% interest (to vest at a 75% interest in the target area) by spending an additional US10 million or making a decision to mine before completing expenditure of an additional US$10 million .

3. Upon Rio Tinto earning a 70% or 75% interest, as the case may be, under the terms of Clause 2 above, APAC shall have the right to elect either: (a) that joint contributory joint venture arrangements are entered into between the parties in which Rio Tinto will have an initial 70% or 75% interest, as the case may be, and APAC and initial 30% or 25% interest, as the case may be, the terms of the joint venture to include the terms set out in Clause 8 below, or (b) to request that Rio Tinto provide financing of APAC's interest through to commencement of production. If APAC elects (b) Rio Tinto's interest in the target area shall increase to 80%. Rio Tinto shall provide such financing at an interest rate of LIBOR + 3% which shall be repaid out of 90% of APAC's share of net revenues from the target area.

4. During the option, the making of any work expenditures shall be in the sole discretion of Rio Tinto. In order to maintain its option to earn its next relevant interest level Rio Tinto shall make work expenditures of US$500,000 between any two anniversaries of the option failing which it may pay the shortfall to APAC within 30 days of the end of such period.

     5. After Rio Tinto has vested at a 55% interest, but before it has completed a cumulative US$4 million of work expenditures under the option, if Rio Tinto fails to spend US$500,000 between any two anniversaries of the option or to pay the shortfall to APAC as provided for in Clause 4, APAC shall have the option to give notice that it is undertaking a sole risk programme in the target area. Under this sole risk programme, APAC shall keep Rio Tinto reasonably informed and provide calendar quarterly reports to Rio Tinto and if APAC completes expenditure of US$2 million within two years of its notice it shall provide a full report of its exploration results to Rio Tinto and Rio Tinto shall have 45 days from receipt of such report to elect either: (a) to take control of the target area and work programmes thereon and to become manager and operator and to provide all funds necessary to complete a bankable feasibility study on the target area in order to have a 55% interest, or (b) to transfer its entire interest to APAC in consideration for a 5% Net Profit interest from future production. For avoidance of doubt, the possibility of APAC undertaking a sole risk programme does not prohibit Rio Tinto from selling or making other arrangements for the transfer of its interest to a third party. If APAC does not complete sole risk expenditures of US$2 million within two years, the parties interest in the target area shall be as they were before commencement of the sole risk programme.

6. During the time when Rio Tinto is making work expenditures, APAC grants Rio Tinto the sole and exclusive right to undertake all exploration, and to make all decisions regarding exploration, on the target area. Rio Tinto shall carry out all activities under this Letter Agreement in a good, workmanlike and efficient manner, in accordance with generally accepted mining practice and all applicable laws. APAC shall have the right during the option period to second a geologist to the exploration programme. Subject to clause 11 below, Rio Tinto accepts APAC's requirement to inform the public of significant exploration results through news releases; Rio Tinto will keep APAC reasonably informed of exploration data and will provide it with calendar quarter exploration reports.

7. Upon 30 days prior written notice to APAC, Rio Tinto may withdraw from and terminate its option at any time. Such termination shall not relieve Rio Tinto of its share of any liabilities, whether known or unknown, to third parties or governmental authorities which arise from activities undertaken by Rio Tinto under this Letter Agreement prior to its withdrawal.

8. The documentation for the joint venture arrangements (the "JVA") shall be as agreed between the parties as provided in clause 10 of this Letter Agreement. The JVA shall include the following terms:

o Parties contribute to joint venture costs and expenses pro rata in proportion to their respective participation interests;

o    Dilution,   pro  rata   according  to  deemed   contributions   and  actual
     contributions, should either party elect not to contribute its proportionate share of the costs and expenses of the joint venture, and accelerated dilution at 125% should a party agree to make its pro rata contributions and fail to do so:

o Forfeiture of a party's entire participating interest and receipt of a 5% Net Profit Interest from future production from the target area should a party dilute to less than a 10% participating interest;

o Pre-emption rights allowing a party to match any terms the other party may agree for transfer, direct or indirect, of all or part of its interest, including any royalty interest, in the JVA or the target area, other than in the case of transfer to an affiliate company;

o Management of the joint venture by a management committee, which shall make decisions by majority vote, with each party having a vote equal to its participating interest;

o Appointment of Rio Tinto - or APAC should Rio Tinto be diluted below 50% - as the manager, with responsibility to conduct all operations in a good, workmanlike and efficient manner in accordance with sound mining practice, industry standards and applicable laws:

o Management fees to the manager of 10% during exploration, 3% during development and 2% during exploitation, all percentages being a percentage of costs, and

o    Other terms normally in mineral industry joint venture agreements.

Other Terms of this Letter Agreement

9. APAC hereby represents and warrants that:

o ARMINEX S.A. is registered holder of the mineral rights that comprise the Property and that those mineral rights are held free and clear of all liens, encumbrances, royalties, options, leases or any other contractual commitments;
o that it has and shall retain and exercise the control of all actions of ARMINEX S.A. to the extent necessary to fulfil the obligations herein of APAC and ARMINEX S.A. to Rio Tinto;

o the Property is in good standing and all assessment work or governmental fees to maintain the Property are current, correct and paid in full:

o it has delivered or made available to Rio Tinto all material information concerning the Property in its possession or control; and

o it has not received any claim or notice of violation in relation to the Property.

     These representations and warranties shall continue throughout the term of this Letter Agreement.

10. Rio Tinto and APAC agree that though this Letter Agreement, which is subject to the laws of British Columbia, is a binding document, it only sets out the basic terms of the option and joint venture. The parties shall in good faith negotiate detailed option and joint venture agreements during Stage 1, such agreements being suitable for registration in Argentina. If Rio Tinto elects to enter into option agreement(s) at the end of Stage 1, such agreements shall be entered into between a Rio Tinto entity registered in Argentina and ARMINEX. Upon entering such agreement, this Letter Agreement shall automatically terminate. All parties agree to file all such documents in Argentina as are necessary to protect the parties.

11. Any information or data obtained in connection with the performance of this Letter Agreement is confidential and neither APAC nor Rio Tinto shall make public statement concerning this Letter Agreement or the activities contemplated herein without the prior consent of the other except as provided for herein. Such consent shall not be unreasonably withheld.

       As early as practicable and not less than two business days before either party to this Letter Agreement makes any public statement concerning this Letter Agreement or activities contemplated herein it shall first give the other party notice of the intended announcement, including a copy of such announcement. The other party making the public announcement shall in good faith accommodate the other party's reasonable requests concerning the contents thereof. The non-disclosing party shall provide such requests promptly upon receipt of the copy of the proposed announcement and shall be deemed to have no such requests if the non-disclosing party fails to present such request within two business days of delivery of such proposed notice. Notwithstanding the review of proposed announcements by the non-disclosing party, the disclosing party accepts full responsibility and liability for the content of any public statement it may make.

We are sending this Letter Agreement to you by fax. Please signify the agreement of APAC Minerals Inc. and ARMINEX S.A. to it by countersigning the faxed version below and initialling each page and faring the signed version to me in Santiago. The parties hereto agree that the terms of this Letter Agreement shall be binding upon receipt of faxed signatures, but for your files and ours I shall, after receiving APAC's faxed signatures, send you two duplicate originals of this Letter Agreement. Please execute them and return one copy to me.

Yours sincerely,

RIO TINTO MINING AND EXPLORATION LIMITED

By                :/s/ KEN HADDOW
                       ------------
                       Ken Haddow

Name              :    K.H. HADDOW            Title:  General Manager Commercial


APAC MINERALS INC.


By                :  /s/ TORE BIRKELAND
                         ---------------
                         Tore Birkeland


Name              :    Tore Birkeland         Title:  President


ARMINEX S.A.

By                : /s/ SVEN-ERIK SETTERBERG
                        ----------------------
                        Sven-Erik Setterberg

Name              :    SVEN-ERIK SETTERBERG   Title:  President

                                   SCHEDULE A

              List of the Mineral Rights Comprising the "Property"

NAME                                        FILE

Cuya....................................... 23054-9
Cuya Sur.................................. 23105-98
Cuya Oeste.................................23110-98
Lagunita ..................................23058-98
Laguna.....................................23055-98
Cuya Norte. ...............................23106-98
Cuya Este .................................24050-99
Adriana ...................................24046-99
Trayen ....................................24047-99
Abanico....................................24051-99
Niyeu .....................................24049-99
Porvenir ..................................24045-99
Coyuelo....................................24044-99
Catruna ...................................24012-99
Mariposa ..................................24013-99
Crespo ....................................24028-99
Amapola....................................24025-99
Petunia....................................24021-99
Jalil......................................23056-98
Puesto.....................................23053-98
Panepi.....................................23057-98
Puesto Norte. .............................23109-98
Agostura ..................................24023-99
Puesto Sur.................................23108-98
Ceibo .....................................24022-99
AydeC......................................24026-99
Rocio......................................24030-99
Guadalupe .................................24020-99
Aleli .....................................24024-99
Tamarindo........... ......................24031-99
Coiron ....................................24027-99

                                   Schedule B


                Map of the Los Menucos Prospect and its Location


                               See next two pages





Initials      :  "Ken Haddow"
                 "Tore Birkeland"
                 "Sven-Erik Setterberg"

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